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                                CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1999
                                   (Unaudited)


                                                                                     (In thousands,
                                                                                     except ratios)

Earnings                                                                                $ 54,564
Income taxes                                                                              28,270
                                                                                        --------

     Earnings from continuing operations before income taxes                            $ 82,834
                                                                                        --------

Fixed charges:
     Interest, long-term debt                                                           $ 23,917
     Interest, other (including interest on short-term debt)                               2,806
     Amortization of debt expense, premium, net                                            1,170
     Portion of rentals representative of an interest factor                                 466
                                                                                        --------

          Total fixed charges                                                           $ 28,359
                                                                                        ========

          Earnings from continuing operations before income taxes and fixed charges     $111,194
                                                                                        ========

          Ratio of earnings to fixed charges                                                3.92x
                                                                                        ========

Fixed charges from above                                                                $ 28,359
Preferred stock dividends*                                                                 2,792
                                                                                        --------

     Total fixed charges and preferred stock dividends                                  $ 31,151
                                                                                        ========

     Ratio of earnings to combined fixed charges and preferred stock dividends              2.66x
                                                                                        ========


* Preferred stock dividends multiplied by the ratio of pretax income to net income.